EXHIBIT 4.1
FORM OF SUBSCRIPTION AGREEMENT
LAKESIDE SERENITY RESORTS INC. COMMON STOCK
This Subscription Agreement (this "Agreement") is entered into by and between Lakeside Serenity Resorts Inc., a New Jersey corporation (the "Company"), and the undersigned investor ("Investor"), in connection with the Company's offering of shares of Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended, and the Company's Offering Statement filed with the Securities and Exchange Commission.
1. SUBSCRIPTION FOR SHARES
Investor hereby subscribes to purchase shares of Common Stock of the Company on the terms and conditions set forth herein.
The Company is offering up to 20,000,000 shares of Common Stock at a purchase price of $0.10 per share for aggregate gross proceeds of up to $2,000,000.
Investor agrees to purchase:
Number of Shares Subscribed: __________________________ shares
Purchase Price Per Share: $0.10
Total Subscription Amount: $__________________________
The total subscription amount shall be calculated based on the number of shares subscribed multiplied by the purchase price of $0.10 per share.
2. PAYMENT OF SUBSCRIPTION AMOUNT
Investor shall pay the subscription amount by wire transfer, check, or other payment method accepted by the Company.
The Company may accept or reject any subscription, in whole or in part, in its sole discretion.
Investor's subscription funds shall be applied toward the purchase of shares of Common Stock upon acceptance of this Agreement by the Company.
3. INVESTOR REPRESENTATIONS AND ACKNOWLEDGEMENTS
Investor represents, warrants, and acknowledges that:
(a) Investor has received and reviewed the Company's Offering Statement filed pursuant to Regulation A.
(b) Investor understands that an investment in the Company involves substantial risks, including the possible loss of the entire investment.
(c) Investor has reviewed the information contained in the Offering Statement and has had the opportunity to ask questions and obtain additional information regarding the Company and the offering.
(d) Investor is making this investment for investment purposes and not with the intent to engage in any unlawful resale or distribution of the Company's securities.
(e) Investor understands that there is currently no public market for the Company's Common Stock and that no assurance can be given that a trading market will develop.
4. COMPANY REPRESENTATIONS
The Company represents that:
(a) The Company is duly incorporated and validly existing under the laws of the State of New Jersey.
(b) The shares offered pursuant to this Agreement are shares of the Company's Common Stock.
(c) The offering is being conducted pursuant to Regulation A under the Securities Act of 1933, as amended.
(d) The Company has filed an Offering Statement with the Securities and Exchange Commission relating to the offering of Common Stock described herein.
5. SECURITIES TRANSFER RESTRICTIONS
Investor understands that the shares purchased pursuant to this Agreement may be subject to restrictions on transfer under applicable federal and state securities laws.
Any transfer of shares shall be subject to applicable securities laws, the Company's organizational documents, and any applicable restrictions imposed by the Company.
6. ACCEPTANCE OF SUBSCRIPTION
This subscription shall not become effective unless and until accepted by the Company.
Upon acceptance by the Company and receipt of the subscription amount, Investor shall become a shareholder of the Company with respect to the shares purchased.
The Company reserves the right to reject any subscription, in whole or in part, for any reason permitted under applicable law.
7. GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles.
8. ENTIRE AGREEMENT
This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, representations, or understandings relating to such subject matter.
Any amendment or modification of this Agreement must be made in writing and signed by the parties.

INVESTOR
Name of Investor:
Signature:
Date:
Address:

LAKESIDE SERENITY RESORTS INC.
Accepted By:
/s/ Xiaowei Jin
Xiaowei Jin
Chief Executive Officer and Director
Date: